EXHIBIT 10.9

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), by and among LaSalle 20/20 Lender, LLC, an Illinois limited company (“LaSalle”), Capital Growth Systems, Inc., a Florida corporation (“CGSY”) and each of the “Other Lenders” as defined below, by LaSalle, on behalf of each of the Other Lenders, pursuant to that certain Note Administration Agreement, by and among LaSalle and each of the Other Lenders (the “Note Administration Agreement”), is entered into as of August 24, 2006 (the “Agreement Date”).

RECITALS:

WHEREAS, LaSalle is the holder of the following promissory notes issued by 20/20 Technologies, Inc. (“20/20 Inc.”), 20/20 Technologies, LLC, and Magenta Netlogic Limited d/b/a/ CSB Global, Ltd. (collectively, the “Debtors”) issued pursuant to that certain LaSalle Loan and Security Agreement, between the Debtors and LaSalle (the “Loan Agreement”) in the aggregate original principal amount of $520,000 (collectively the “LaSalle Notes”):

First Tranche Convertible Promissory Note, dated December 9, 2004	$250,000

Second Tranche Convertible Promissory Note	$250,000

Third Tranche - First Advance Promissory Note	$20,000

WHEREAS, other lenders have loaned $450,000 (the “Other Lenders Notes”) in the aggregate to the Debtors with LaSalle serving as noteholder representative for itself and such other additional lenders pursuant to the Note Administration Agreement (each such lender defined as “Other Lender” and collectively, the “Other Lenders”);

WHEREAS, LaSalle holds the LaSalle Notes and the Other Lenders hold the Other Lenders Notes (the LaSalle Notes and Other Lenders Notes collectively, the “Notes”) subject to the provisions of that certain Amended and Restated Intercreditor Agreement dated as of September 20, 2005 (the “Intercreditor Agreement”);

WHEREAS, LaSalle also holds warrants to acquire shares of Series C Preferred Shares of 20/20 Inc. as set forth on Schedule 1 (collectively, the “LaSalle Warrants”); and

WHEREAS, LaSalle desires to sell, on behalf of itself and the Other Lenders, to CGSY the Notes and the LaSalle Warrants, and CGSY desires to purchase from LaSalle and the Other Lenders the Notes and the LaSalle Warrants, on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises, covenants and agreements of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

1.
Sale and Purchase of the First Tranche Notes and Warrants. At the Initial Closing (as defined in Section 2 below), LaSalle, on behalf of itself and the Other Lenders, shall sell, assign and deliver to CGSY, 44.44% of each of the Notes and the LaSalle Warrants (“First Tranche Notes and Warrants”), free and clear of any and all liens, claims, pledges, security interests and other encumbrances of any kind or nature, and CGSY shall purchase the First Tranche Notes and Warrants, for the amount specified in Section 3 below.

2.
Initial Closing Date. Subject to the conditions set forth in Section 12.1, the closing of the sale and purchase of the First Tranche Notes and the Warrants (the “Initial Closing”) shall be held at 3:00 p.m., Chicago time, on August 25, 2006 or such other date that the foregoing conditions have been satisfied (or waived) in accordance with the terms hereof (such date and time of the Initial Closing being referred to as the “Initial Closing Date”) and will be deemed to be effective at the end of that business day. The Initial Closing will take place at the offices of Kelley Drye & Warren LLP, 333 W. Wacker, Chicago, Illinois 60606, or such other location as the parties shall agree.

3.
Initial Closing Purchase Price. For the First Tranche Notes and the Warrants, CGSY shall deliver to LaSalle a promissory note in the principal amount of $485,000 (the “Initial Closing Purchase Price”). In further consideration of the LaSalle entering into this Agreement, CGSY shall upon execution of this Agreement, issue a warrant to purchase 90,932 shares of common stock of CGSY in the form attached hereto as Exhibit A (the “CGSY Warrant”) to LaSalle or its affiliated designee(s).

4.	Deliverables at the Initial Closing.

4.1.  By LaSalle. At the Initial Closing, LaSalle shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

4.1.1.  LaSalle shall deliver to CGSY an allonge to the Notes representing a transfer of 44.44% of such Notes and a certificate representing the LaSalle Warrants, accompanied by duly executed assignment documents, sufficient to transfer such instruments, pending receipt of the Initial Closing Purchase Price;

4.1.2.  LaSalle shall assign to CGSY all of its rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement as related to the First Tranche Notes and Warrants; and

4.1.3.  LaSalle shall deliver such other documents, instruments or consents as shall be reasonably requested by CGSY to effectuate or confirm the transactions contemplated by this Agreement.

4.2.  By CGSY. At the Initial Closing, CGSY shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

4.2.1.  CGSY shall deliver to LaSalle the Initial Closing Purchase Price; and

4.2.2.  CGSY shall assume all of LaSalle’s rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement; and

4.2.3.  CGSY shall deliver such other documents, instruments or consents as shall be reasonably requested by LaSalle to effectuate or confirm the transactions contemplated by this Agreement.

4.3.  UCC Filings. Promptly following the Closing, LaSalle will make, or authorize CGSY to make, filings as necessary under the Uniform Commercial Code to reflect the assignment to CGSY of LaSalle’s security interest in certain assets of the Debtors.

5.
Sale and Purchase of the Second Tranche Notes and Warrants. At the Second Closing (as defined in Section 6 below), LaSalle, on behalf of itself and the Other Lenders, shall sell, assign and deliver to CGSY, the remaining 55.56% of each of the Notes and the LaSalle Warrants (“Second Tranche Notes and Warrants”), free and clear of any and all liens, claims, pledges, security interests and other encumbrances of any kind or nature, and CGSY shall purchase the Second Tranche Notes and Warrants, for the amount specified in Section 7 below.

6.
Second Closing Date. Subject to the conditions set forth in Section 12.2, the closing of the sale and purchase of the Second Tranche Notes and the Warrants (the “Second Closing”) shall be held at 3:00 p.m., Chicago time, on August 31, 2006 or such other date that the foregoing conditions have been satisfied (or waived) in accordance with the terms hereof (such date and time of the Second Closing being referred to as the “Second Closing Date”) and will be deemed to be effective at the end of that business day. The Second Closing will take place at the offices of Kelley Drye & Warren LLP, 333 W. Wacker, Chicago, Illinois 60606, or such other location as the parties shall agree.

7.	Second Closing Purchase Price. For the Second Tranche Notes and the Warrants, CGSY shall deliver to LaSalle a promissory note in the principal amount of $606,000 (the “Second Closing Purchase Price”).

8.	Deliverables at the Second Closing.

8.1.  By LaSalle. At the Second Closing, LaSalle shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

8.1.1.  LaSalle shall deliver to CGSY the Second Tranche Notes and Warrants, accompanied by duly executed assignment documents, sufficient to transfer such instruments, pending receipt of the Second Closing Purchase Price;

8.1.2.  LaSalle shall assign to CGSY all of its rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement as related to the Second Tranche Notes and Warrants; and

8.1.3.  LaSalle shall deliver such other documents, instruments or consents as shall be reasonably requested by CGSY to effectuate or confirm the transactions contemplated by this Agreement.

8.2.  By CGSY. At the Second Closing, CGSY shall take or have taken or caused the following actions and deliver the following executed documents and other deliverables:

8.2.1.  CGSY shall deliver to LaSalle the Second Closing Purchase Price; and

8.2.2.  CGSY shall assume all of LaSalle’s rights, obligations and interest under the Loan Agreement and the Intercreditor Agreement; and

8.2.3.  CGSY shall deliver such other documents, instruments or consents as shall be reasonably requested by LaSalle to effectuate or confirm the transactions contemplated by this Agreement.

9.
UCC Filings. Promptly following the Second Closing, LaSalle will make, or authorize CGSY to make, filings as necessary under the Uniform Commercial Code to reflect the assignment to CGSY of LaSalle’s security interest in certain assets of the Debtors.

10.
Representations and Warranties of LaSalle. LaSalle hereby represents and warrants, on behalf of itself and the Other Lenders, severally and jointly, to CGSY, as of the Agreement Date and the Closing Date as follows:

10.1.  LaSalle and the Other Lenders are the beneficial owners of the Notes and LaSalle is the beneficial owner of the LaSalle Warrants, and each has full and complete title thereto with absolute right to sell them, and there are no liens, pledges, chattel mortgages, or other encumbrances of any kind against any of the Notes or the LaSalle Warrants;

10.2.  There are no undisclosed interests, present or future, in the Notes or the LaSalle Warrants, nor does LaSalle know of any assertion of such an interest, or of any fact or circumstances that would give any person any such present or future interest or entitle any person to assert such an interest;

10.3.  There is no provision of any contract, indenture, or other instrument to which LaSalle is a party or to which any of the Notes or the LaSalle Warrants are subject that would prevent, limit, or condition the sale or transfer of such instruments;

10.4.  LaSalle has the right, power, legal capacity and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts to be executed or performed by it as may be necessary in connection with the performance of this Agreement;

10.5.  Neither the execution and delivery of this Purchase Agreement by LaSalle, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will violate any law, legal order or other legal requirement applicable to LaSalle;

10.6.  No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and

10.7.  LaSalle acknowledges that the Notes are currently in default and that the current value of the LaSalle Warrants are questionable. LaSalle represents and warrants that all remedies are available with respect to the Notes and LaSalle Warrants and LaSalle has granted no waiver of any its rights under the Notes or with respect to any default with respect to such Notes.

11.	Representations and Warranties of CGSY. CGSY hereby represents and warrants to LaSalle, as of the Agreement Date and the Closing Date as follows:

11.1.  There is no provision of any contract, indenture, or other instrument to which CGSY is a party that would prevent, limit, or condition its purchase of the Notes or the LaSalle Warrants;

11.2.  CGSY has the right, power, legal capacity and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts to be executed or performed by him as may be necessary in connection with the performance of this Agreement;

11.3.  No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

12.	Conditions to Each Closing.

12.1.  Initial Closing.

12.1.1.  The obligations of LaSalle to effect the transactions contemplated by the Initial Closing shall be conditioned on (i) the representations and warranties of CGSY being true and accurate when made and as of the date of the Initial Closing, and (ii) CGSY being ready and able to deliver all deliverables specified in Section 4.2.

12.1.2.  The obligations of CGSY to effect the transactions contemplated by the Closing shall be conditioned on (i) the representations and warranties of LaSalle being true and accurate when made and as of the date of the Initial Closing, and (ii) LaSalle being ready and able to deliver all deliverables specified in Section 4.1.

12.2.  Second Closing.

12.2.1.  The obligations of LaSalle to effect the transactions contemplated by the Second Closing shall be conditioned on (i) the representations and warranties of CGSY being true and accurate when made and as of the date of the Second Closing, and (ii) CGSY being ready and able to deliver all deliverables specified in Section 8.2.

12.2.2.  The obligations of CGSY to effect the transactions contemplated by the Closing shall be conditioned on (i) the representations and warranties of LaSalle being true and accurate when made and as of the date of the Second Closing, and (ii) LaSalle being ready and able to deliver all deliverables specified in Section 8.1.

12.3.  Waiver.

12.3.1.  The conditions set forth in Sections 12.1.1 and 12.2.1 are for LaSalle’s sole benefit and may be waived by LaSalle at any time, in its sole discretion, by providing the applicable counterparty with prior written notice thereof.

12.3.2.  The conditions set forth in Sections 12.1.2 and 12.2.2 are for CGSY’s benefit, and may be waived upon prior written notice to LaSalle; provided, however, that in such event LaSalle shall not be required to proceed with the either the Initial Closing or Second Closing unless any such waiver is countersigned by CGSY.

13.	Miscellaneous.

13.1.  Confidentiality and Information Sharing. The parties to this Agreement agree to keep the financial terms of the transactions contemplated hereby confidential and will limit disclosure of such information (i) to professional advisors, and (ii) as required for the filing of tax returns; provided that CGSY may announce such transactions pursuant to a press release to be mutually agreed upon and make such other filings with the Securities and Exchange Commission as its counsel may deem necessary or advisable for purposes of complying with CGSY’s public disclosure obligations.

13.2.  Amendment; Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement, including waiver of any term or provision, shall be binding unless the same shall be in writing and duly executed by all of the parties hereto.

13.3.  Assignment. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all the other parties hereto, and any attempted assignment without such consent shall be deemed null and void and of no force or effect.

13.4.  Binding Agreement. This Agreement is binding upon and will inure to the benefit of the parties, and their respective heirs, executors, agents, legal representatives, successors and assigns, if any.

13.5.  Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the sale and purchase of the Notes and LaSalle Warrants and the other transactions described herein and contemplated hereby, and supersedes all prior and contemporaneous promises, communications and agreements, whether verbal or written, with respect thereto.

13.6.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute the same instrument.

13.7.  Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws and decisions of the State of Illinois, other than its principles of conflicts of laws. The parties agree that all actions and proceedings arising out of or related to this Agreement and the transactions contemplated hereby shall be brought only in a state or federal court located in Cook County, Illinois, and the parties hereby consent to such venue and to the jurisdiction of such courts over the subject matter of such proceeding and themselves.

13.8.  Notices. All notices and other communications required or desired to be given pursuant to this Agreement will be given in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, or on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery, and in each case if addressed as follows:

13.8.1.  If to LaSalle, then to:

13.8.2.  If to CGSY, then to:

Capital Growth Systems, Inc.
50 East Commerce Dr., Suite A
Schaumburg, Illinois 60173

or to such other person, entity or address as either party may respectively designate in like manner, from time to time.

13.9.  Severability. If any provision contained herein is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect.

13.10.  Survival. All of the terms, representations, warranties and other provisions of this Agreement shall survive and remain in effect after the Closing Date.

13.11.   Appropriate Actions; Further Assurances. Upon reasonable request of any party to another party hereto, such other party shall promptly execute and deliver, without payment of any additional consideration, any other assurances or additional documents or instruments necessary, proper or advisable, and take such additional action as the requesting party may reasonably request, to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement.

13.12.  No-Shop. In consideration for the considerable time, effort and expense to be undertaken by CGSY in connection with transactions contemplated hereby, from the Agreement Date through August 25, 2006, LaSalle will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person or entity relating to the acquisition of the Notes or the Warrants in whole or in part, whether directly or indirectly. LaSalle shall immediately notify CGSY regarding any contact between LaSalle or its respective representatives and any other person or entity regarding any such offer or proposal or any related inquiry.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective, duly authorized representatives as of the date first above written.

LaSalle 20/20 Lender, LLC,	Capital Growth Systems, Inc.
On behalf of itself and the Other Lenders
By: LaSalle Investments, Inc.
Its: Manager

/s/ Robert T. Geras	/s/ Lee Wiskowski
By: Robert T. Geras Its: President	By: Lee Wiskowski Its: Executive Vice President

Schedule 1

Warrants

EXHIBIT A

WARRANT

See Attached.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND IN THE ABSENCE OF SUCH REGISTRATION MAY NOT BE SOLD OR TRANSFERRED UNLESS THE ISSUER OF THIS WARRANT HAS RECEIVED AN OPINION OF ITS COUNSEL, OR OF COUNSEL REASONABLY SATISFACTORY TO IT, THAT THE PROPOSED SALE OR TRANSFER WILL NOT VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW.

Warrant No. _____

Issue Date: August __, 2006

WARRANT TO PURCHASE COMMON STOCK OF

CAPITAL GROWTH SYSTEMS, INC.
(a Florida corporation)

This is to certify that LaSalle 20/20 Lender, LLC, or his, her or its permitted assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Capital Growth Systems, Inc., its successors and assigns (the “Company”), at any time on or after the Issue Date and for a period of five (5) years after the Issue Date (the “Exercise Period”), 90,932 shares of Common Stock (the “Warrant Shares”), for an exercise price equal to $0.50 per share of Common Stock to be issued hereunder.

The number of shares of Common Stock to be received upon the exercise of this Warrant (the “Exercisable Shares”) and the exercise price to be paid for a share of Common Stock (the “Exercise Price”) may be adjusted from time to time as herein set forth.

1. Method of Exercise. Subject to the other provisions of this Warrant, this Warrant may only be exercised in whole or in part during the Exercise Period by (i) payment of the Exercise Price by either (A) cash or a certified or bank check, payable to the order of the Company or (B) a written notice to the Company that Holder is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Shares issuable upon exercise of this Warrant which when multiplied by the Market Price of the Warrant Shares is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant), and (ii) presentation and surrender of this Warrant to the Company with the exercise notice substantially in the form attached hereto as Exhibit A duly executed (the “Exercise Notice”). Upon receipt by the Company of this Warrant and the Exercise Notice in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall use its best efforts to issue the proper stock certificate within five (5) business days of receiving all required documentation. Such stock certificate shall bear such legends as the Company may deem necessary or appropriate.

2. Payment of Taxes. The Company shall pay all expenses in connection with the issue or delivery of this Warrant, other than any tax or charge imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Market Price of a full share.

4. Exchange, Assignment or Loss of Warrant.

(a) Exchange. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants in identical form of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.

(b) Assignment. This Warrant may be freely assigned and transferred by the Holder without the consent of the Company; provided, however that no Holder shall assign or transfer this Warrant (or any portion hereof) to any Person that directly competes in whole or in significant part with the Company. Any assignment shall be made by surrender of this Warrant to the Company with the assignment form substantially in the form attached hereto as Exhibit B duly executed (the “Assignment Form”). The Company shall, within five (5) business days of receipt of the Warrant and Assignment Form, either (i) consent to such assignment and execute and deliver a new Warrant in identical form in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled, or (ii) notify the Holder that the Company is withholding its consent to such assignment. This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged.

(c) Loss. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company will execute and will deliver a new Warrant in identical form. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

5. Rights of the Holder. The Holder, by virtue hereof, shall not be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

6. Anti-Dilution Adjustments. In order to prevent dilution of the exercise rights granted hereunder, the terms of this Warrant will be subject to adjustment from time to time pursuant to this Section 6.

(a) Adjustments for Other Dividends and Distributions. In the event the Company at any time prior to the expiration of this Warrant makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Warrant been exercised for Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the Holder of this Warrant.

(b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then simultaneously with the happening of such event, (i) the Exercise Price shall, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect, and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then simultaneously with the happening of such event, the Exercise Price and the number of shares of Common Stock for which this Warrant is exercisable shall immediately be proportionately decreased.

(c) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions, then the Company’s board of directors and the Company will make an appropriate adjustment in the Exercise Price and number of Exercisable Shares so as to protect the rights of the Holder hereunder.

(d) Subsequent Adjustments. The Exercise Price and number of Exercisable Shares, as so adjusted pursuant to this Section, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6.

7. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall provide Holder with notice of such Organic Change, such notice to reference this Section 7 and to be delivered at least thirty (30) days prior to the consummation of the Organic Change. The Holder shall have a period of thirty (30) days to exercise this Warrant (which exercise may be conditioned upon the consummation of the Organic Change), and upon consummation of the Organic Change, this Warrant and any unexercised Warrant Shares shall automatically terminate. In the event the Organic Change is not consummated, this Warrant shall remain in full force and effect.

8. Definitions.

(a)  “Common Stock” means, collectively, the Company’s common stock, par value $.0001.

(b)  “Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” will be the fair value thereof determined by the Company’s board of directors, in good faith.

(c)  “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

9. Reservation of Stock. From and after the issue date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, such number of shares of Common Stock as may from time to time be issuable on the exercise of the Warrant.

10. Piggyback Registration. If the Company proposes to file a Registration Statement in connection with a public offering of any of its securities (other than a Registration Statement on Form S-4 or Form S-8, or any comparable successor form or form substituting therefor, or filed in connection with any exchange offer or an offering of securities solely to the Company’s existing equity holders) (a “Piggyback Registration Statement”), whether or not for sale for its own account, then each such time the Company shall give written notice of a proposed offering (a “Piggyback Notice”) to the Holder of its intention to effect such a registration at least twenty (20) days prior to the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Holder the opportunity to include in such Piggyback Registration Statement such amount of Exercisable Shares as it may request. The Company will include in such Piggyback Registration Statement (and related qualifications under blue sky laws) and the underwriting, if any, involved therein, all Exercisable Shares with respect to which the Company has received a written request from Holder for inclusion therein within fifteen (15) days after receipt of the Piggyback Notice. Notwithstanding the above, the Company may determine, at any time, not to proceed with such Piggyback Registration Statement.

11. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, or on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery, in each case addressed (i) to the Company at its principal executive offices, and (ii) to Holder at Holder’s address as it appears in the stock records of the Company (unless otherwise indicated by Holder).

12. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, Capital Growth Systems, Inc. has caused this Warrant to be signed by its duly authorized officer and dated as of the date set forth above.

CAPITAL GROWTH SYSTEMS, INC. By:_________________________________ Name: Thomas G. Hudson Title: CEO

Exhibit A

Exercise Notice

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ Shares of Common Stock of Capital Growth Systems, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is _________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Dated:
(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

Exhibit B

Assignment Form

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

No. of Shares of

Name and Address of Assignee	Common Stock

and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, then new Warrants of like tenor and date shall be issued. The undersigned does hereby irrevocably constitute and appoint _________________________ attorney-in-fact to register such transfer on the books of Capital Growth Systems, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:
(Name of Registered Owner)

(Signature of Registered Owner)